UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2020

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2020, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) entered into a Debt Settlement and Release Agreement (the “Agreement”) with Molteni & C. dei F.lli Alitti Società di Esercizio S.p.A (“Molteni) and Horizon Credit LLC II (“Horizon”) pursuant to which the parties agreed to settle all of Titan’s obligations under the Amended and Restated Venture Loan and Security Agreement dated as of March 21, 2018, as amended (the “Loan Agreement”).

Under the terms of the Agreement, Molteni and Horizon agreed to settle the approximately $5,200,000 of outstanding indebtedness ($4,000,000 principal amount and approximately $1,200,000 in final payments) in exchange for the payment by Titan of $1,600,000 in cash, the transfer of certain Probuphine assets to Molteni, including the manufacturing equipment located at DPT Laboratories, Inc., certain inventory and non-U.S. Probuphine intellectual property, and the termination of Titan’s rights to future payments under the Asset Purchase, Supply and Support Agreement by and between Titan and Molteni.

The closing of the Settlement Agreement is subject to customary closing conditions and Titan’s completion of a financing that will enable it to make the cash payments thereunder.

The Settlement Agreement and a copy of the press release issued on October 26, 2020 are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Debt Settlement and Release Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2020	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Kate DeVarney, Ph.D.
		Name:	Kate DeVarney, Ph.D.
		Title:	President and Chief Operating Officer

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